Exhibit 99.1
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of July 27, 2005, by and between CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, successor-in-interest to CarrAmerica Realty Corporation, a Maryland corporation (“Landlord”), and COVAD COMMUNICATIONS COMPANY, a California corporation (“Tenant”).
RECITALS
     A. Pursuant that certain Lease dated as of August 6, 2003 (the “Existing Lease”), Tenant leases from Landlord the building commonly known as 110 Rio Robles Drive, San Jose, California (“Building B”), which contains approximately 86,196 rentable square feet (the “Existing Premises”). The Term of the Existing Premises is scheduled to expire on October 31, 2008.
     B. Landlord and Tenant desire to amend the Existing Lease to (i) add to the Existing Premises the building commonly known as 130-134 Rio Robles Drive, San Jose, California (“Building A”), which contains approximately 47,114 rentable square feet (the “Expansion Space”), as more particularly shown on Exhibit A attached hereto, and (ii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the “Lease.”
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
AGREEMENT
     1. Use of Defined Terms; Recitals; Effective Date.
          1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.
          1.2 Effective Date; Lease Termination Agreement With Prior Tenant. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the date of execution set forth under Landlord’s signature below; provided, however, that the effectiveness of this Amendment shall be subject to and conditioned upon the execution of an agreement (the “Lease Termination Agreement”) to terminate the existing lease (the “Prior Lease”) between Landlord and the existing tenant of the Expansion Space (the “Existing Tenant”) effective prior to September 1, 2005. The Lease Termination Agreement shall be in a form which is satisfactory to Landlord in its sole discretion.
     2. Expansion Space.
          2.1 Delivery of Expansion Space; Commencement Date. The “Phase I Commencement Date” shall be the Substantial Completion Date (as defined in the Tenant Improvement Agreement attached hereto as Exhibit B) with respect to that portion of the Expansion Space commonly identified as 130 Rio Robles, San Jose, California, containing approximately 27,087 rentable square feet (the “Phase I Space”), which date is estimated to be October 1, 2005 (the “Phase I Target Delivery Date”).

The “Phase II Commencement Date” shall be the Substantial Completion Date with respect to that portion of the Expansion Space commonly identified as 134 Rio Robles, San Jose, California, containing approximately 20,027 rentable square feet (the “Phase II Space”), which date is estimated to be January 1, 2006 (the “Phase II Target Delivery Date”). Notwithstanding the foregoing, if the Substantial Completion Date with respect to the Phase I Space or the Phase II Space fails to occur on or before the applicable Target Delivery Date for any reason, then (a) this Amendment shall not be void or voidable by either party, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (c) the applicable Commencement Date shall be revised to mean the Substantial Completion Date with respect to the Phase I Space or the Phase II Space, as the case may be. Except as specifically set forth in this Amendment, and except to the extent the context clearly requires otherwise, as of the Phase I Commencement Date, all terms and provisions of the Lease shall be applicable to the Phase I Space, and as of the Phase II Commencement Date, all terms and provisions of the Lease shall be applicable to the Phase II Space.
          2.2 Term of Expansion Space. The Term of the Lease with respect to the Expansion Space (the “Expansion Space Term”) shall be for five (5) years commencing on the Phase I Commencement Date and expiring on the calendar day preceding the fifth (5th) anniversary of the Phase I Commencement Date (the “Expansion Space Termination Date”); provided, however, that if the Phase I Commencement Date shall occur on a date other than the first day of a calendar month, the Expansion Space Termination Date shall be the last day of the calendar month in which the fifth (5th) anniversary of the Phase I Commencement Date occurs.
          2.3 Confirmation. Upon delivery of the Phase I Space to Tenant, Landlord shall prepare and deliver to Tenant a Commencement Date Confirmation substantially in the form attached hereto as Exhibit C that sets forth both the Phase I Commencement Date and Expansion Space Termination Date. Tenant shall execute the Commencement Date Confirmation and deliver the executed original of the same to Landlord within three (3) business days after Tenant’s receipt thereof. Tenant’s failure to timely execute and return the Commencement Date Confirmation to Landlord shall be conclusive evidence of Tenant’s agreement with the information as set forth therein.
          2.4 Early Occupancy. During the period commencing on the Phase I Commencement Date until the Phase II Commencement Date (the “Early Occupancy Period”), Tenant shall, upon reasonable prior notice to Landlord, be permitted to enter the Phase II Space for the sole purpose of installing furniture, trade fixtures, equipment and cabling, provided that (a) Tenant’s early entry does not interfere with Landlord’s performance of the Expansion Space Tenant Improvements, (b) prior to Tenant’s entry in the Phase II Space, Tenant shall furnish to Landlord certificates of insurance with respect to the Phase II Space, evidencing Tenant’s compliance with the requirements of the Lease, and (c) Tenant’s work during the Early Occupancy Period shall comply with the applicable provisions of the Lease. Tenant’s occupancy of the Phase II Space during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease, except that Landlord agrees, subject to the last sentence of this Section 2.4, that Tenant’s obligation to pay Operating Cost Share Rent and Tax Share Rent with respect to the Phase II Space during the Early Occupancy Period shall be waived. In addition, Tenant shall pay the cost of all utilities and other services provided to the Phase II Space prior to the Phase II Commencement Date which are required by reason of Tenant’s early occupancy. For the avoidance of doubt, the parties acknowledge and agree that (i) the restrictions on Tenant’s activities in the Phase II Space set forth in this Section 2.4 shall apply only until the Phase II Commencement Date, i.e., until the Substantial Completion Date with respect to the Phase II Space; (ii) beginning on the Substantial Completion Date with respect to the Phase II Space, Tenant may perform all activities in the Phase II Space as are permitted under the Lease; and (iii) the Base Rent schedule set forth in Section 3.2 below requires Tenant to pay Base Rent with respect to the Phase II Space beginning as of January 1, 2006, and not the earlier occurrence of the Substantial Completion Date with respect to the Phase II Space.

     3. Amendments to Existing Lease.
          3.1 Premises; Rentable Square Footage; Tenant’s Proportionate Share.
               (a) Effective as of the Phase I Commencement Date, and until the Phase II Commencement Date, (i) the term “Premises” shall mean the Existing Premises and the Phase I Space; (ii) the rentable square footage of the Premises shall be 113,283 rentable square feet, comprised of 86,196 rentable square feet in the Existing Premises and 27,087 rentable square feet in the Phase I Space; and (iii) Tenant’s Proportionate Share as to Building B shall be 100%, and Tenant’s Proportionate Share as to Building A shall be shall be 42.51%. For the avoidance of doubt, the parties acknowledge and agree that the Proportionate Share as to Building A until the Phase II Commencement Date, as set forth in the foregoing sentence, is based upon the square footage of the Phase II Space (i.e., 20,027/47,114).
               (b) Effective as of the Phase II Commencement Date, and until the termination of the Lease with respect to the Existing Premises or the Expansion Space, (i) the term “Premises” shall mean the Existing Premises and the Expansion Space; (ii) the rentable square footage of the Premises shall be 133,310 rentable square feet, comprised of 86,196 rentable square feet in the Existing Premises and 47,114 rentable square feet in the Expansion Space; and (iii) Tenant’s Proportionate Share as to each of Building A and Building B shall be 100%.
               (c) Upon the expiration or termination of the Lease with respect to the Existing Premises or the Expansion Space, the parties shall execute an amendment to the Lease reflecting such expiration or termination.
               (d) The square footage of the Expansion Space set forth in this Amendment conclusively shall be deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Expansion Space.
          3.2 Base Rent.
               (a) Base Rent for the Expansion Space shall be payable in consecutive monthly installments, in advance, together with Tenant’s payments of Base Rent for the Existing Premises. As of the Phase I Commencement Date, Section 14 of the Schedule shall be deleted in its entirety and replaced with the following:

	EXISTING	EXPANSION
	PREMISES	SPACE	TOTAL
	MONTHLY	MONTHLY	MONTHLY BASE
PERIOD	BASE RENT	BASE RENT	RENT
October 1, 2005 — October 31, 2005	$86,196.00	$20,087.08	$106,283.08
November 1, 2005 — December 31, 2005	$90,505.80	$20,087.08	$110,592.88
January 1, 2006 — September 30, 2006	$90,505.80	$47,255.34	$137,761.14
October 1, 2006 — October 31, 2006	$90,505.80	$48,668.76	$139,174.56
November 1, 2006 — September 30, 2007	$94,815.60	$48,668.76	$143,484.36
October 1, 2007 — October 31, 2007	$94,815.60	$50,082.18	$144,897.78
November 1, 2007 — September 30, 2008	$99,125.40	$50,082.18	$149,207.58
October 1, 2008 — October 31, 2008	$99,125.40	$51,495.60	$150,621.00
November 1, 2008 — September 30, 2009	$0.00	$51,495.60	$51,495.60
October 1, 2009 — September 30, 2010	$0.00	$52,909.02	$52,909.02
          3.3 Operating Cost Share Rent; Tax Share Rent. Effective as of the Phase I Commencement Date, and until the termination of the Lease with respect to the Existing Premises or the Expansion Space, the Existing Lease shall be amended as follows:
               (a) Sections 2.A(2) and 2.A(3) of the Existing Lease shall be deleted in their entirety and replaced by the following:
     “2. Operating Cost Share Rent equal to (i) Tenant’s Proportionate Share as to Building B of Operating Costs for Building B for the applicable Fiscal Year (as defined in Section 2.C(5) below), plus (ii) Tenant’s Proportionate Share as to Building A of Operating Costs for Building A for the applicable Fiscal Year, paid monthly in advance in an estimated amount. The definition of Operating Costs and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2.B, 2.C and 2.D.
     3. Tax Share Rent equal to (i) Tenant’s Proportionate Share as to Building B of Taxes for Building B for the applicable Fiscal Year, plus (ii) Tenant’s Proportionate Share as to Building A of Taxes for Building A for the applicable Fiscal Year, paid monthly in advance in an estimated amount, except as provided in Section 2.C(3)(e) below. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.B, 2.C and 2.D.”

               (b) Section 2.C(1)(a) of the Existing Lease shall be amended by (i) inserting “for Building A or Building B, as the case may be,” after “Operating Costs” in the first line; and (ii) inserting “of the Lease with respect to the Building” after “Term” in the eight line from the bottom of said subsection.
               (c) Section 2.C(1)(b) of the Existing Lease shall be amended by (i) inserting “for Building A or Building B, as the case may be,” before “shall include” in the first line; and (ii) inserting “for Building B and 47,114 rentable square feet for Building A” after “rentable square feet” in the third line.
               (d) Section 2.C(3)(a) of the Existing Lease shall be amended by inserting “for Building A or Building B, as the case may be,” after “Taxes” in the first line.
               (e) Section 2.C(3)(b) of the Existing Lease shall be amended by (i) inserting “for Building A or Building B, as the case may be,” before “shall include” in the first line; and (ii) inserting “for Building B and 47,114 rentable square feet for Building A” after “rentable square feet” in the third line.
          3.4 Parking Stalls. In addition to the number of parking stalls set forth in the Schedule, Tenant shall be entitled to One Hundred Eighty-Four (184) additional parking spaces. Except for any charges which may be imposed by any governmental agency or quasi-governmental agency with respect to Tenant’s use of the Project’s parking facilities as provided in the Existing Lease, Tenant shall not pay any parking charges or rent for use of the parking facilities during the Expansion Space Term, as such Term may be extended.
          3.5 Inducements. For purposes of Section 2.E of the Existing Lease, the term “Inducements” shall include all costs incurred by Landlord in connection with this Amendment, including, without limitation, the Construction Allowance (as defined in the Tenant Improvement Agreement), all other costs incurred by Landlord in performing Landlord’s Work, commissions to Landlord’s and/or Tenant’s real estate brokers, attorneys’ fees and related costs in connection with the negotiation and preparation of this Amendment, and the rent abatement granted to Tenant under this Amendment.
          3.6 Building.
               (a) Effective as of the Phase I Commencement Date, Building A and Building B together shall be referred to as the “Buildings”.
               (b) Effective as of the Phase I Commencement Date, the fourth (4th) sentence of the introductory paragraph in the Existing Lease shall be amended by replacing “building” with “buildings” and “Building” with “Buildings”.
               (c) Effective as of the Phase I Commencement Date, except as set forth in this Amendment and except for references in Section 31 of the Existing Lease, all references in the Existing Lease to the term “Building” shall be replaced by the term “Buildings”, except as follows:
                    (i) references to “the Building” in the following Sections shall be replaced with “the applicable Building”: the second sentence of Section 3.C(1); the last sentence of Section 6.D(1); the last sentence of Section 6.D(2); Section 11.B; and Section 11.C.

                    (ii) references to “the Building” in the following Sections shall be replaced with “a Building”: the first reference in the first sentence of Section 9.A; the first reference in the first sentence of Section 9.B; the first reference in the first sentence of Section 11.K; and the last sentence of Section 11.K.
               (d) Effective as of the Phase I Commencement Date, Section 31.C shall be amended by replacing “the Building” in clause (vi) thereof with “Building B”.
     4. Prepaid First Month’s Rent. Notwithstanding Section 3.2 and Section 3.3 above to the contrary, upon execution and delivery of this Amendment, Tenant shall deliver to Landlord the sum of Twenty-Seven Thousand Sixteen and 42/100 Dollars ($27,016.42) as prepaid Rent, which Landlord shall apply towards the first installments of Base Rent, Operating Cost Share Rent and Tax Share Rent payable with respect to the Expansion Space.
     5. Letter of Credit. Upon Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deliver a letter of credit in the amount of Two Hundred Ten Thousand Nine Hundred Seventy-Six and 48/100 Dollars ($210,976.48) (the “Second Letter of Credit”). The Second Letter of Credit shall be substantially in the form attached to the Existing Lease as Exhibit F (with the amount set forth in the preceding sentence hereof), and shall satisfy the requirements set forth in Section 20.D(1) through Section 20.D(3) of the Existing Lease, as amended by this Section 5.
          5.1 Amendments to Section 20 of Existing Lease.
               (a) The term “security” in the second line of Section 20.D of the Existing Lease is hereby deleted and replaced with the term “protection”.
               (b) The last sentence of Section 20.D(1) of the Existing Lease is hereby deleted in its entirety.
               (c) The last sentence of Section 20.D(2) is hereby deleted and replaced with the following: “If Tenant fails to give Landlord evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit then in effect, Landlord shall be entitled to draw down the full amount of the Letter of Credit.”
               (d) The last sentence of Section 20.D(3) is hereby deleted and replaced with the following: “If Tenant does not provide such a new Letter of Credit within thirty (30) days after written request from Landlord, Landlord may draw upon the full amount of the Letter of Credit.”
          5.2 Tenant agrees that (a) each of the Letter of Credit and the Second Letter of Credit (together, the “Letters of Credit”) constitutes a separate and independent contract between Landlord and the applicable Issuer, (b) Tenant and its creditors are not third party beneficiaries of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit, the Second Letter of Credit, or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letters of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Bankruptcy Code or otherwise, the Letters of Credit and its proceeds shall not be property of Tenant’s bankruptcy estate, and Tenant’s bankruptcy estate shall have no claim or interest in the Letters of Credit or their proceeds.

          5.3 In addition to clauses (a) through (c) of Section 20.D(1) of the Existing Lease, Landlord shall be entitled to draw up to the entire amount of each of the Letters of Credit (a) upon Tenant’s filing of a voluntary petition under the Bankruptcy Code or entering into any formal or informal liquidation, reorganization, or receivership proceeding, assignment for the benefit of creditors, or any other similar proceeding or procedure; or (b) in the event of the filing or commencement of an involuntary petition or proceeding against Tenant under the Bankruptcy Code, which is not dismissed within thirty (30) days, upon the expiration of such thirty (30) day period. In addition, Landlord shall draw up to Sixty-Nine Thousand Two Hundred Ten and 46/100 Dollars ($69,210.46) of the Second Letter of Credit, which proceeds Landlord shall apply to Rent payable with respect to the Expansion Space for the last month of the Expansion Space Term.
          5.4 Intentionally omitted.
          5.5 Any unused proceeds from the Letters of Credit need not be segregated from Landlord’s assets. Landlord agrees to pay to Tenant within thirty (30) days after the Expiration Date of the applicable Letter of Credit the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any failure by Tenant to perform or fulfill any obligation, covenant, condition or agreement under the Lease on a timely basis; provided, however, that if prior to the Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
          5.6 Tenant may not assign, mortgage or encumber the Letters of Credit without the consent of Landlord, and any attempt to do so shall be void and shall not be binding on Landlord.
          5.7 Tenant, at Tenant’s expense, agrees to cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letters of Credit, as Landlord may reasonably request to carry out the terms and conditions of the Lease.
          5.8 Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, the Second Letter of Credit, or any renewal thereof or any proceeds thereof be (a) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (b) subject to the terms of said Section 1950.7, or (c) intended to serve as a “security deposit” within the meaning of said Section 1950.7. The parties acknowledge and agree that the Letters of Credit are not intended to serve as a security deposit, and that said Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits (“Security Deposit Laws”) shall have no applicability or relevancy thereto. Each party waives any and all rights, duties and obligations such party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
          5.9 Notwithstanding any provision of this Section 5 to the contrary, the total amount of the Second Letter of Credit shall be reduced, by Tenant’s delivery to Landlord of a replacement or amended Letter of Credit, (a) at the beginning of the twenty-fifth (25th) full calendar month of the Expansion Space Term, to equal One Hundred Sixty-Three Thousand Seven Hundred Twenty-One and 14/100 Dollars ($163,721.14); and (b) at the beginning of the forty-ninth (49th) full calendar month of the Expansion Space Term, to equal One Hundred Sixteen Thousand Four Hundred Sixty-Five and 80/100 Dollars ($116,465.80) (the dates of such permitted reductions are herein referred to as the “Reduction Dates”); provided, however, that in no event shall any such reduction be permitted hereunder (1) if there has occurred any material default (after any applicable notice and cure period) under the Lease prior to the applicable Reduction Date or (2) if Tenant is in material default of any of its obligations under the Lease as of such Reduction Date.

     6. Condition of Expansion Space; As Is.
          6.1 Except as set forth in the Tenant Improvement Agreement, Landlord is leasing the Expansion Space to Tenant “as is”, without any obligation of Landlord to alter, remodel, improve, repair or decorate any part of the Expansion Space, to perform any other construction or other work of improvement upon the Expansion Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Expansion Space or its suitability for the conduct of Tenant’s business, except that as of the date of Landlord’s execution of this Amendment, the roof of Building A and the Building Systems serving the Expansion Space shall be in good working condition. If it is reasonably determined by Tenant and Landlord that the roof of Building A or the Building Systems serving the Expansion Space were not in good working condition as of the date of Landlord’s execution of this Amendment, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall perform such work or take such other action as may be necessary to place the roof of Building A or the Building Systems serving the Expansion Space in good working condition. In addition, Landlord shall be responsible for the repair of any latent defects in such Building Systems or the roof of Building A of which Tenant gives Landlord written notice within one hundred eighty (180) days after the Phase I Commencement Date. As soon as practicable after the full execution of this Amendment, Landlord shall deliver to Tenant warranty reports and maintenance records with respect to the Building Systems serving the Expansion Space and such reports and records with respect to the roof of Building A, to the extent such reports and records are then-existing. Tenant shall have the benefit of all warranties available to Landlord, if any, regarding the roof of Building A and the Building Systems serving the Expansion Space.
          6.2 Landlord shall cause a “move-out audit” of the Expansion Space to be performed in connection with the move out of the Existing Tenant. Landlord shall provide Tenant with a copy of all reports generated by such audit. In addition, Landlord shall cause to be performed, in connection with the Existing Tenant’s move out, an environmental inspection of the portion of the Expansion Space comprising of the Existing Tenant’s “clean room”, and shall cause the performance of any environmental work in such clean room and in the ducts and vents associated with the clean room, as deemed reasonably necessary by such inspection, in either event at no cost to Tenant.
          6.3 As of the Phase I Commencement Date and the Phase II Commencement Date, the Phase I Space and the Phase II Space, respectively, shall comply in all material respects with all applicable Governmental Requirements (as interpreted by applicable governmental or quasi-governmental authorities as of the applicable Commencement Date), without regard to any specific use of the Expansion Space by Tenant. If Landlord or Tenant receives written notice from any governmental or quasi-governmental authority that the Phase I Space or Phase II Space violated Governmental Requirements as of the applicable Commencement Date, Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall, as Tenant’s sole remedy, perform such work or take such other action as may be necessary to cure such violation, but only to the extent that such violation materially and adversely affects Tenant’s use or occupancy of the Expansion Space. Notwithstanding the foregoing, (a) Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law, and Landlord’s obligation to perform work or take such other action to cure a violation under this Section 6.3 shall apply after the exhaustion of any and all rights to appeal or contest; and (b) issuance of the final inspection and sign-off on the job card for the Expansion Space Tenant Improvements (as defined in the Tenant Improvement Agreement) by the building inspector(s), or reasonable equivalent, shall conclusively establish the compliance of the Expansion Space with the applicable Governmental Requirements, including the ADA.

     7. Use. Tenant shall use the Expansion Space only as specifically set forth in the Existing Lease. Landlord and Landlord’s agents have made no representations or promises with respect to the Expansion Space or this Amendment, except as expressly set forth herein, and Tenant acknowledges and agrees that the Expansion Space is suited for the use intended by Tenant, and is in good and satisfactory condition, subject, however, to completion of Landlord’s Work and Landlord’s maintenance and repair obligations under the Lease. Tenant represents and warrants to Landlord that prior to executing this Amendment, Tenant made such investigations as it deemed appropriate with respect to the suitability of the Expansion Space for its intended use, and determined that the same is suitable for such intended use.
     8. Signage. In addition to Tenant’s signage rights under Section 6.B of the Existing Lease, Tenant shall have the right to install one sign identifying Tenant on Building A at a location approved by Landlord, and one sign identifying Tenant on the existing monument at the driveway to the Expansion Space (which sign shall be lighted if lighting on the monument currently exists). Such signs shall be subject to said Section 6.B.
     9. Extension Option. Notwithstanding any provision in the Lease to the contrary, the Renewal Option set forth in Section 31 of the Existing Lease shall apply only to the Existing Premises, and Tenant’s exercise thereof shall extend the term of the Lease only with respect to the Existing Premises. Accordingly, notwithstanding any provision in the Lease to the contrary, and without limiting the generality of the preceding sentence, references in Section 31 to the “Premises” shall be replaced with the “Existing Premises”, and references in said Section 31 to the “Building” shall be replaced with “Building B”. In addition to the Renewal Option, subject to the terms and conditions set forth below, Tenant may at its option (the “Extension Option”) extend the Expansion Space Term for one (1) additional five (5) year period (the “Extension Term”). For the avoidance of doubt, the Extension Option set forth in this Section 9 shall apply only to the Expansion Space.
          9.1 If Tenant exercises the Extension Option hereunder, all of the terms, covenants and conditions of the Lease with respect to the Expansion Space shall continue in full force and effect during the Extension Term, including provisions regarding payment of Additional Rent, except that (i) the Base Rent with respect to the Expansion Space payable by Tenant during the Extension Term shall be as determined in accordance with Sections 9.3 and 9.4 below, (ii) Landlord shall have no obligation to repair, remodel, improve or alter the Expansion Space, to perform any other construction or other work of improvement upon the Expansion Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (iii) Tenant shall have no further rights to extend the Expansion Space Term after the expiration of the Extension Term.
          9.2 To exercise the Extension Option, Tenant must deliver a written notice to Landlord via certified mail or hand delivery not sooner than three hundred sixty-five (365) days nor later than two hundred forty (240) days prior to the then-expiration of the Expansion Space Term. Thereafter, the Base Rent with respect to the Expansion Space for the Extension Term shall be determined pursuant to Sections 9.3 and 9.4 below. Such determination shall be final and shall not be recalculated at the actual commencement of the Extension Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its Extension Option.

          9.3 The Base Rent payable by Tenant for the Expansion Space during the Extension Term shall be the Market Rate (as defined below) for the Expansion Space, valued as of the commencement of the Extension Term, determined in the manner hereinafter provided. As used herein, the term “Market Rate” shall mean the annual amount of Base Rent that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for space comparable to the Expansion Space within the Project or other comparable office projects in the vicinity of the Project (the “Comparison Projects”), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the Extension Term (“Comparison Leases”). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between the Lease with respect to the Expansion Space and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (iii) the size of the Expansion Space compared to the size of the premises of the Comparison Leases; (iv) location, floor levels and efficiencies of the floor(s) for which the determination is being made; (v) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (vi) the age and quality of construction of Building A (including compliance with applicable codes on the applicable floors); and (vii) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including the Lease), the value of existing leasehold improvements to the renewal tenant.
          9.4 The Base Rent shall be determined as follows:
               (a) If Tenant provides Landlord with its unconditional binding notice of exercise pursuant to Section 9.2 above, then, within one hundred twenty (120) days after Landlord’s receipt of such notice, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (x) that Tenant accepts Landlord’s proposal or (y) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Sections 9.4(b) through 9.4(d) below. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate shall be binding upon Tenant.
               (b) If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration (or if Tenant accepts Landlord’s initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to the Lease stating the Base Rent with respect to the Expansion Space for the Extension Term. If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Sections 9.4(c) and (d) below.
               (c) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least five (5) years of experience in leasing commercial office/R&D space in Santa Clara County, California (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

               (d) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to most closely approximate the Market Rate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.
               (e) Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 9, Tenant’s monthly payments of Base Rent with respect to the Expansion Space for the Extension Term shall be in an amount equal to Landlord’s determination of the Market Rate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.
          9.5 Tenant’s right to exercise the Extension Option is personal to, and may be exercised only by, the original named Tenant under the Existing Lease or a Permitted Transferee, and only if the original named Tenant or a Permitted Transferee continues to occupy at least 42.51% of the Expansion Space as of the date hereof at the time of such exercise. If Tenant shall assign the Lease or sublet more than 57.49% of the Expansion Space under a sublease which is effective at any time during the final twelve (12) months of the initial Expansion Space Term to any person other than a Permitted Transferee, then immediately upon such assignment or subletting, Tenant’s right to exercise the Extension Option shall simultaneously terminate and be of no further force or effect. No assignee or subtenant, other than a Permitted Transferee, shall have any right to exercise the Extension Option granted herein. In addition, if Tenant or a Permitted Transferee is in default under the Lease (after any applicable notice and cure period) at the time the Extension Option is exercised or at any time thereafter until the commencement of the Extension Term, or if Tenant or a Permitted Transferee has been in material default under the Lease (after any applicable notice and cure period) at any time prior to the exercise of the Extension Option, Landlord shall have, in addition to all of its other rights and remedies under the Lease, the right (but not the obligation) to terminate the Extension Option and to unilaterally revoke the exercise of the Extension Option, in which case, with respect to the Expansion Space, the Lease shall expire on the Expansion Space Termination Date, unless earlier terminated pursuant to the terms hereof, and Tenant (or a Permitted Transferee) shall have no further rights under the Lease to renew or extend the Expansion Space Term.
     10. Right of First Offer. Section 32 of the Existing Lease is hereby deleted in its entirety.
     11. Security. If Tenant desires a security system in the Expansion Space, Tenant shall be solely responsible for the installation thereof. Notwithstanding any provision in the Lease to the contrary, Landlord shall be the sole determinant of the type and amount of security services to be provided to the Project, if any, and Tenant hereby acknowledges and agrees that Landlord shall have no obligation to provide, and shall not in any manner be liable for, any security to the Project. In all events, Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for (a) any unauthorized or criminal entry of third parties into the Premises, the Buildings or the Project, (b) any damage to persons, or (c) any loss of property in and about the Premises, the Buildings or the Project, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord.

     12. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.
     13. Real Estate Brokers. Landlord and Tenant represent and warrant to the other that neither party has had any dealings with any broker in connection with the negotiation or execution of this Amendment other than Liberty-Greenfield/California, Inc. and CB Richard Ellis. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including reasonable attorneys’ fees), expenses or liability for commissions or other compensation claimed by any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment.
     14. Miscellaneous.
          14.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.
          14.2 To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.
          14.3 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant.
          14.4 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.
Signatures follow on next page.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed as of the date first written above.
LANDLORD:
CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty Corporation,
a Maryland corporation, its general partner

By:	/s/ Christopher Peatross

Christopher Peatross
Managing Director

Date of Execution:	July 27, 2005 .

TENANT:
Covad Communications Company,
a California corporation

By:	/s/ Charles E. Hoffman

Name:	Charles E. Hoffman

Title:	President and C.E.O.

[chairman, president or vice-president]

By:	/s/ John Trewin

Name:	John Trewin

Title:	Chief Financial Officer

[secretary, assistant secretary, chief financial officer or assistant treasurer]

Date of Execution:	July 26, 2005 .

EXHIBIT A
EXPANSION SPACE
See Attached

Exhibit A

EXHIBIT B
TENANT IMPROVEMENT AGREEMENT
     This Tenant Improvement Agreement (“Agreement”) is an integral part of the First Amendment to Lease dated July 27, 2005 (the “Amendment”) relating to certain premises described therein, and except where clearly inconsistent or inapplicable, the provisions of the Amendment and the Lease dated as of August 6, 2003 (the “Existing Lease”, and together with the Amendment, the “Lease”) are incorporated into this Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Lease. Landlord and Tenant agree as follows with respect to the Tenant Improvements to be installed in the Expansion Space:
     1. INITIAL TENANT IMPROVEMENTS.
          A. Landlord shall cause to be performed the initial alterations, additions and improvements to the Expansion Space identified on the Approved Space Plan attached to the Amendment as Exhibit B-1 (collectively, the “Expansion Space Tenant Improvements”). Except as otherwise set forth in Exhibit B-1, Landlord shall cause the Expansion Space Tenant Improvements to be performed subject to and in accordance with Landlord’s standard specifications for the Project (“Project Standard Specifications”), including, but not limited to, the standard building materials which are then being used by Landlord for Building A. Landlord will provide Tenant with a copy of the Project Standard Specifications upon Tenant’s request. The work of constructing the Expansion Space Tenant Improvements is referred to as “Landlord’s Work”.
          B. Following execution of the Amendment, Landlord shall cause to be prepared and delivered to Tenant for Tenant’s review and approval the final working drawings for Landlord’s Work (the “Final Plans”); provided, however, that Tenant’s review and approval of the Final Plans shall be limited to confirming their consistency with the Approved Space Plan and the Project Standard Specifications. Landlord shall cause Landlord’s Work to be performed substantially as shown on the Final Plans, excepting only minor variations (i.e., variations which are not inconsistent with the intent of the Final Plans) as Landlord may deem advisable and any Change Orders approved by Landlord, and in compliance with Governmental Requirements.
     2. CHANGE ORDERS. If, prior to the Substantial Completion Date with respect to the Phase I Space or the Phase II Space, as the case may be, Tenant shall request improvements or changes in addition to, revision of or substitution for the Expansion Space Tenant Improvements identified on the Approved Space Plan with respect to the applicable portion of the Expansion Space, including, without limitation, any request for above-Building standard finishes or other detailed specifications (individually or collectively, “Change Order Requests”), Tenant shall deliver to Landlord for its approval plans and specifications for such Change Order Requests. If Landlord does not approve of the plans for such Change Order Requests, Landlord shall advise Tenant of the revisions required within five (5) business days after Landlord’s receipt of the Change Order Requests. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days after Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Order Requests. Tenant shall pay for all preparations and revisions of plans and specifications, and the incremental increase in the cost of construction resulting from all Change Order Requests.

Exhibit B

     3. ESTIMATED BUDGET; SELECTION OF CONTRACTOR. Following completion of the Final Plans, Landlord shall solicit at least three (3) bids from sub- or trade contractors on an “open book” basis to prepare a good faith estimate of the cost of performing Landlord’s Work (“Estimated Budget”), including the cost of obtaining necessary building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all laws and codes applicable to, the construction of the Expansion Space Tenant Improvements. Tenant acknowledges that the Estimated Budget shall not be binding on Landlord or the contractor. Tenant and Landlord shall jointly agree which contractors and subcontractors shall be allowed to bid or submit proposals, and which contractor and subcontractors shall perform Landlord’s Work, provided that any work required to be performed on Building Systems shall be performed by subcontractors selected by Landlord. Such agreement shall not be unreasonably withheld or delayed by any party. Tenant shall have two (2) business days following delivery of the Estimated Budget to approve or reject the same. If Tenant disapproves the Estimated Budget, Tenant may request Landlord to secure additional bids from subcontractors, or Tenant may propose changes to the Final Plans to reduce construction costs, provided that any delay resulting from such process shall be a Tenant Delay to the extent such process extends longer than ten (10) days after delivery to Tenant of the Estimated Budget.
     4. TENANT IMPROVEMENT COSTS.
          A. Landlord will contribute to the costs of designing the Expansion Space Tenant Improvements and performing Landlord’s Work, as depicted on the Final Plans, to the extent of the lesser of (i) the actual cost thereof, or (ii) One Million Sixty Thousand Sixty-Five Dollars ($1,060,065.00) (calculated at the rate of $22.50 per square foot of rentable area in the Expansion Space) (the “Construction Allowance”). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Expansion Space Tenant Improvements.
          B. The Construction Allowance may be applied only to the payment or reimbursement of: (i) costs of preparing the Final Plans, the cost of obtaining permits and other similar approvals and the costs and expenses incurred by Landlord in connection with coordinating and supervising Landlord’s Work, including, without limitation, the Construction Administration Fee (as defined in Section 4.E below); and (ii) documented “hard costs” of labor and materials incorporated into the Expansion Space Tenant Improvements.
          C. If at any time the remaining unpaid total cost of Landlord’s Work, as reasonably estimated by Landlord, will exceed the undisbursed remainder of the Construction Allowance, Tenant shall pay such excess to Landlord, within five (5) days following presentation to Tenant of an invoice for such amount. Landlord shall have no obligation to commence or to continue construction of Landlord’s Work unless Tenant pays in full within such five (5) day period any required amount. Upon request, Landlord shall supply reasonable supporting documentation for any such invoice, in each instance within a reasonable time following such request, but Tenant shall not be entitled to delay or withhold payment of any sums invoiced by Landlord, and payment of such sums shall not be deemed a waiver of any right on the part of Tenant to such reasonable supporting documentation. Any delay resulting from Tenant’s failure to timely pay such invoice shall be a Tenant Delay (as defined in Section 6.B below).
          D. Within thirty (30) days following final completion of the Expansion Space Tenant Improvements (including any punch-list items) and acceptance thereof by Tenant, or as soon thereafter as is reasonably practicable, Landlord shall deliver a statement to Tenant showing the final costs of Landlord’s Work, and the application of the Construction Allowance. Any objection by Tenant to such statement, or any information reported therein, shall be deemed waived if not raised by written notice to Landlord within ten (10) days following delivery of such statement. Upon resolution of any such objection, or, if no objection is raised by Tenant, as soon as practicable after said ten (10) day period, Tenant shall pay to Landlord any amount due Landlord under the statement.

Exhibit B

          E. Tenant shall pay to Landlord a fee in the amount of four and one-quarter percent (4 1/4%) of the cost of designing and performing Landlord’s Work to compensate Landlord for administering Landlord’s Work (the “Construction Administration Fee”). Landlord shall be entitled to charge the amount of the Construction Administration Fee against the Construction Allowance required to be contributed by Landlord hereunder.
          F. Upon delivery to Tenant of the statement described in Section 4.D above, Tenant may submit invoices to Landlord for costs incurred by Tenant for the installation of cabling in the Expansion Space. Notwithstanding any provision in this Section 4 to the contrary, if the total costs described in Section 4.B above is less than One Million Sixty Thousand Sixty-Five Dollars ($1,060,065.00) (the difference, the “Undisbursed Amount”), then, provided that (i) the Lease is then in full force and effect and (ii) Tenant is not then in default of any of its obligations under the Lease, Landlord shall, within thirty (30) days following Landlord’s receipt of such invoices, pay Tenant the amount requested in such invoices, up to a maximum of the Undisbursed Amount. In no event shall Landlord be obligated to pay Tenant more than the Undisbursed Amount for such cabling, and in no event shall Landlord be obligated to pay more than the maximum amount of the Construction Allowance hereunder.
     5. PERFORMANCE OF LANDLORD’S WORK. Tenant acknowledges and agrees that (a) Landlord’s Work may be performed while Tenant is occupying the Expansion Space, (b) in connection with Landlord’s Work, Landlord may, among other things, erect scaffolding or other necessary structures in the Expansion Space, and/or limit or eliminate access to portions of the Project, including portions of the common areas, and (c) Landlord’s Work may create noise, dust or leave debris in the Expansion Space. Tenant hereby agrees that Landlord’s Work and Landlord’s actions in connection with Landlord’s Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Expansion Space or of Tenant’s personal property or improvements resulting from Landlord’s Work or Landlord’s actions in connection with Landlord’s Work, or for any inconvenience or annoyance occasioned by Landlord’s Work or Landlord’s actions. In addition, Tenant agrees that Tenant’s entry and/or occupancy of the Expansion Space prior to the applicable Substantial Completion Date shall not interfere with Landlord’s performance of Landlord’s Work.
     6. SUBSTANTIAL COMPLETION.
          A. As used herein and in the Amendment, the “Substantial Completion Date” shall be (1) the date that Landlord, its architect, engineer or construction manager determines that Landlord’s Work has been completed, except for (a) finishing details, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list; and (b) trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment to be installed by Tenant, and (2) the date of final inspection and sign-off by the City of Santa Clara on the job card for Landlord’s Work, or reasonable equivalent (“Substantial Completion”).
          B. Notwithstanding the foregoing, if Landlord is delayed in completing Landlord’s Work as a result of any Tenant Delay (as defined below), the Substantial Completion Date shall be deemed to occur on the date on which the Substantial Completion Date would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord’s architect. The term “Tenant Delay” means a delay in the completion of Landlord’s Work to the extent caused by any of the following: (1) Tenant’s request for special materials, finishes or installations which are not readily

Exhibit B

available, provided that Landlord has informed Tenant that use of such special materials, finishes or installations will delay completion of Landlord’s Work and Tenant nevertheless elects to use such special materials, finishes or installations; (2) Tenant’s changes in plans and/or working drawings after their approval by Landlord and Tenant; or (3) interference with Landlord’s Work caused by Tenant or by Tenant’s contractors or subcontractors. Tenant shall pay for the incremental increase in the cost of construction resulting from Tenant Delays.
     7. STOREFRONT IMPROVEMENTS. As part of Landlord’s Work, but at no cost to Tenant, Landlord shall remove the existing storefront system and install a new storefront on Building A, subject to and in accordance with Project Standard Specifications, including, but not limited to, the standard building materials which are then being used by Landlord for Building A.
     8. REMOVAL OF EXPANSION SPACE TENANT IMPROVEMENTS. Upon delivery of the Final Plans to Tenant, Landlord shall notify Tenant which portion of the Expansion Space Tenant Improvements, if any, will be “Designated Tenant Improvements”. The Designated Tenant Improvements shall be selected by Landlord in its reasonable discretion. Upon the expiration of the Lease with respect to the Expansion Space or earlier termination thereof, Tenant, at Tenant’s expense, shall remove the Designated Tenant Improvements, repair the damage caused by such removal, and restore the Expansion Space to its condition existing prior to the installation of the Designated Tenant Improvements, normal wear and tear excepted.

Exhibit B

EXHIBIT B-1
APPROVED SPACE PLAN
See Attached

Exhibit B-1

EXHIBIT C
COMMENCEMENT DATE CONFIRMATION
     THIS CONFIRMATION AGREEMENT is entered into as of                                                              , 20                     by and between CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (“Landlord”), and Covad Communications Company, a California corporation (“Tenant”), with respect to that certain First Amendment to Lease dated as of July 27, 2005 (the “Amendment”) respecting certain premises commonly known as 130-134 Rio Robles Drive, San Jose, California.
     Pursuant to Section 2.3 of the Amendment, Landlord and Tenant hereby confirm and agree that the Phase I Commencement Date (as defined in the Amendment) is                                                              , 20                     and that the Expansion Space Termination Date (as defined in the Amendment) is                                                              , 20                    .
     This Confirmation Agreement supplements, and shall be a part of, the Amendment.
     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Confirmation Agreement as of the day and year first above written.
LANDLORD:
CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty Corporation,
a Maryland corporation, its general partner

By:

Christopher Peatross
Managing Director

Date of Execution:

TENANT:
Covad Communications Company,
a California corporation

By:

Name:

Title:

Date of Execution:

Exhibit C